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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32213) pertaining to the 1988 Restricted Stock Plan and the 1991 Directors' Stock Option Plan of Matrix Pharmaceutical, Inc., of our report dated January 21, 2000, with respect to the consolidated financial statements of Matrix Pharmaceutical, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

Ernst & Young LLP

Palo Alto, California
March 14, 2000

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS